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                                                                     EXHIBIT 5.1



                                December 4, 1997



Kaufman and Broad Home Corporation
10990 Wilshire Boulevard
Los Angeles, CA  90024

        Re:     Registration Statement on Form S-3 (Registration No. 333-______)

Ladies and Gentlemen:

     We have acted as counsel for Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (No. 333-_____) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $500,000,000 maximum aggregate initial offering price of (a) its debt securities ("Debt Securities"), (b) shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock"), (c) shares of its Common Stock, par value $1.00 per share (the "Common Stock") or (d) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company or another issuer (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities".
Debt Securities, Preferred Stock and Warrants may be convertible or exchangeable for Securities or other securities of the Company or another issuer. The Debt Securities will be issued under one or more indentures, each in the form filed as an exhibit to the Registration Statement (each an "Indenture"), between the Company and one or more trustees (each a "Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         Based upon foregoing, we are of the opinion that:

         1. When the Company and a Trustee execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with such Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

2. When the issuance of Common Stock has been duly authorized, the certificates for






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such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Common Stock or (b) upon the exercise of any Warrant exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

         3. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by the Company and filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Preferred Stock (including any Preferred Stock duly issued (a) upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock or (b) upon the exercise of any Warrant exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

         4. When the Company and a Warrant Agent execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly authorized and established in accordance with such Warrant Agreement, and such Warrant has been duly authorized, executed, countersigned, issued and delivered in accordance with such Warrant Agreement, against payment therefor in accordance with the applicable underwriting or other agreement, such Warrant will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with Delaware law, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (c) the applicable Indenture, if any, shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the applicable Certificate of Designations, if any, shall have been duly approved and executed by the Company in accordance with applicable law and filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (e) the applicable Warrant Agreement, if any, shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Warrant Agent; (f) there will not have occurred any change in law affecting the validity or enforceability of such Security and (g) in connection with the issuance and sale of Debt Securities, Preferred Stock or Warrants convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
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         We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to the Indentures, the Debt Securities, the Warrant Agreement and the Warrants, which are stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of the Indenture, the Debt Securities, the Warrant Agreement and the Warrants.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,

                                                  MUNGER, TOLLES & OLSON LLP